Exhibit 10.13

PANOLAM HOLDINGS CO.
20 Progress Drive
Shelton, CT  06484

September 30, 2005

Sterling Group Partners II, L.P. and
Sterling Group Partners II (Parallel), L.P.
Eight Greenway Plaza
Suite 702
Houston, TX  77046

Ladies and Gentlemen:

Pursuant to this letter agreement, Panolam Holdings Co. (the “Company”) grants the following rights to each of Sterling Group Partners II, L.P. and Sterling Group Partners II (Parallel), L.P. and (each a “Fund,” and together the “Funds”) in connection with the Funds’ direct or indirect acquisitions of equity interests in the Company:

(a)                                  to obtain true and correct copies of all documents, reports, financial data and other information regarding the Company and its subsidiaries as may be reasonably requested by such Fund;

(b)                                 to consult with and advise the management of the Company and its subsidiaries at such reasonable times on all matters relating to the operation of the Company and its subsidiaries as may be requested by such Fund;

(c)                                  to discuss the Company’s and the Company’s subsidiaries’ affairs, finances and accounts with the Company’s and the Company’s subsidiaries’ officers, directors and outside accountants at such reasonable times as may be requested by such Fund; and

(d)                                 to visit and inspect any of the Company’s and the Company’s subsidiaries’ properties and facilities, including but not limited to books of account, at such reasonable times as may be requested by such Fund.

In addition to the above rights, the Company agrees to deliver to each Fund:

(a)                                  as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period and consolidated income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnote disclosures and to year-end adjustments;

(b)                                 as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such year and consolidated statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation; and

(c)                                  to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Act of 1933 actually prepared by the Company as soon as available.

These rights granted to each Fund in this letter shall terminate automatically upon the earliest to occur of: (a) the completion of an Initial Public Offering (as such term is defined in that certain Stockholders Agreement, dated September 30, 2005, among the Company and the holders listed therein (the “Stockholders Agreement”)); (b) the consummation of an Approved Sale (as such term is defined in the Stockholders Agreement) of the Company or (c) the number of shares of the common stock of the Company held by such Fund shall be less than 50% of the number of shares held by such Fund on the date of this letter.

Our signatures below indicate our assent to the terms of this letter agreement as of the date set forth above.

Very truly yours,

PANOLAM HOLDINGS CO.

By:	/s/ DARREN J. GOLD
Name: Darren J. Gold
Title: President

Agreed to and accepted:

STERLING GROUP PARTNERS II, L.P.

By:	Sterling Group Partners II GP, L.P.,
General Partner

By:	Sterling Group Investments II, L.L.C.
General Partner

By:	/s/ JOHN D. HAWKINS
Name: John D. Hawkins
Title: Authorized Manager

STERLING GROUP PARTNERS II (PARALLEL), L.P.

By:	Sterling Group Partners II GP (Parallel), L.P.,
General Partner

By:	Sterling Group Investments II (Parallel), L.L.C.
General Partner

By:	/s/ JOHN D. HAWKINS
Name: John D. Hawkins
Title: Authorized Manager